UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR (G) OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2013

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Bedminster One 135 Route 202/206 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 731-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

Introduction

On April 9, 2013, the Board of Directors of GAIN Capital Holdings, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.00001 per share (the “Common Stock”), of the Company. The dividend is payable on April 22, 2013 (the “Record Date”) to holders of record as of the close of business on that date. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (the “Rights Agent”).

The Board of Directors has adopted the Rights Agreement to reduce the likelihood that a potential acquirer would gain control of the Company by open market accumulation or other tactics without paying an appropriate premium for all of the Company’s shares. In general terms and subject to certain exceptions, it works by imposing a significant penalty upon any person or group that acquires 15% or more of the outstanding common stock of the Company without the approval of the Board of Directors.

A summary of the terms of the Rights Agreement follows. This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as an exhibit to this Form 8-K. A copy of the agreement is available free of charge from the Company.

The Rights

The Board of Directors authorized the issuance of a Right with respect to each outstanding share of Common Stock on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights. Issuances of new shares of Common Stock after the Record Date but before the Distribution Date, as defined under the subheading “Exercisability” below, will be accompanied by new Rights.

Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or by the book entry account that evidences record ownership of) the Common Stock. After the Distribution Date, the Rights Agent will mail separate certificates (“Rights Certificates”) evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

Exercisability

The Rights will not be exercisable until after the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase, for $17.00 (the “Purchase Price”), one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $0.00001 per share (the “Preferred Stock”). This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting or liquidation rights as would one share of Common Stock. Prior to exercise, Rights holders in their capacity as such have no rights as a stockholder of the Company, including the right to vote and to receive dividends.

The “Distribution Date” generally means the earlier of:

•

the close of business on the 10th business day after the date of the first public announcement that a person or any of its affiliates and associates has become an “Acquiring Person,” as defined below, and

•

the close of business on the 10th business day (or such later day as may be designated by the Board of Directors before any person has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

An “Acquiring Person” generally means any person who or which, together with all affiliates and associates of such person obtains beneficial ownership of 15% or more of shares of Common Stock, with certain exceptions including that (1) VantagePoint Venture Partners IV Principals Fund, L.P., VantagePoint Venture Partners IV (Q), L.P. , VP New York Venture Partners, L.P. , VantagePoint Venture Associates IV, L.L.C. and Alan E. Salzman, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates will not be considered an “Acquiring Person” so long as such stockholders do not acquire beneficial ownership of 30% or more of the outstanding Common Stock and (2) Edison Venture Fund IV SBIC, L.P. Edison Venture Fund IV, SBIC, LLC and each of its respective partners or members, as applicable, and their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or affiliates will not be considered an “Acquiring Person” so long as such stockholders do not acquire beneficial ownership of 20% or more of the outstanding Common Stock.

Certain securities that are the subject of, the reference securities for, or that otherwise underlie derivative instruments will be treated as “beneficial ownership” of the number of shares of the Common Stock to which such derivative relates (whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act).

Preferred Stock

The value of one one-hundredth interest in a share of Preferred Stock should approximate the value of one share of Common Stock, subject to adjustment. Each one one-hundredth of a share of Preferred Stock, if issued:

•	will not be redeemable,

•	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater,

•	will entitle holders upon liquidation either to receive $0.00001 per share or an amount equal to the payment made on one share of Common Stock, whichever is greater,

•	will have the same voting power as one share of Common Stock,

•	if shares of the Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Consequences of a Person or Group Becoming an Acquiring Person

Flip in. Subject to the Company’s exchange rights, described below, at any time after any person has become an Acquiring Person, each holder of a Right (other than an Acquiring Person, its affiliates and associates) will be entitled to purchase for each Right held, at the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

Exchange. At any time on or after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock or the occurrence of any of the events described in the next paragraph), the Board of Directors may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

Flip over. If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) will entitle the holder to purchase for each Right held, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Expiration

The Rights will expire on April 9, 2016, unless earlier exercised, exchanged, amended or redeemed.

Redemption

The Board of Directors may redeem all of the Rights at a price of $0.01 per Right at any time before any person has become an Acquiring Person. If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price per Right. The redemption price will be subject to adjustment.

Amendment

At any time before any person has become an Acquiring Person, the Rights Agreement may be amended in any respect. After such time, the Rights Agreement may be amended (i) to cure any ambiguity, (ii) to correct any defective or inconsistent provision, (iii) to shorten or lengthen any time period or (iv) in any respect that does not adversely affect Rights holders (other than any Acquiring Person, its affiliates and associates).

Antidilution

The Rights Agreement includes antidilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

A copy of the Rights Agreement is available free of charge from the Company. The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, as amended from time to time, the complete terms of which are incorporated herein by reference. A copy of the Rights Agreements has been filed as Exhibit 4.1 to this Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designations establishing the Preferred Stock and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on April 9, 2013. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On April 9, 2013, the Company announced the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series A Participating Cumulative Preferred Stock of GAIN Capital Holdings, Inc.

4.1	Rights Agreement, dated as of April 9, 2013, between GAIN Capital Holdings, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent, which includes the Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of GAIN Capital Holdings, Inc. as Exhibit A, the Summary of Terms of the Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C.

99.1	GAIN Capital Holdings, Inc. Press Release dated April 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Daryl Carlough
Name: Daryl Carlough
Title: Interim Chief Financial Officer

April 10, 2013